Cover Page                                                             424(b)(3)
                                                                        33-89510

The Equitable Life Assurance Society of the United States

SUPPLEMENT DATED JANUARY 14, 2002, TO THE MAY 1, 2001 PROSPECTUSES AND STATEMENTS OF ADDITIONAL INFORMATION ("SAIS") FOR:


   EQUI-VEST (EQUI-VEST Series 100, 200, 300, 400, 500, 800)
   EQUI-VEST Employer Sponsored
   EQUI-VEST Express
   EQUI-VEST TSA Vantage
--------------------------------------------------------------------------------

This supplement modifies certain information in the above-referenced prospectuses and SAIs, as supplemented to date (together, the "Prospectuses"). Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectuses.


1.  NEW VARIABLE INVESTMENT OPTION:

The following is added to the Prospectuses under "Fee table":

A. We anticipate making available the variable investment options described below on or about January 14, 2002, subject to state availability.



                                              FEE TABLE INFORMATION:
                                        ANNUAL EXPENSES (AS A PERCENTAGE OF
       PORTFOLIO NAME               AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
-------------------------------------------------------------------------------------------
                            MANAGEMENT                         OTHER
                            FEE (AFTER                        EXPENSES       NET TOTAL
                             EXPENSE                      (AFTER EXPENSE      ANNUAL
                           LIMITATION)(1)    12B-1 FEE(2)   LIMITATION)(3)   EXPENSES(4)
--------------------------------------------------------------------------------------------
EQ ADVISORS TRUST PORTFOLIOS:
--------------------------------------------------------------------------------------------
EQ/Capital Guardian           0.75%            0.25%           0.20%            1.20%
International
--------------------------------------------------------------------------------------------
EQ/International Equity       0.35%            0.25%           0.50%            1.10%
Index
--------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core           0.44%            0.25%           0.11%            0.80%
Bond
--------------------------------------------------------------------------------------------
EQ/Lazard Small Cap           0.71%            0.25%           0.14%            1.10%
Value
--------------------------------------------------------------------------------------------
EQ/Putnam International       0.78%            0.25%           0.22%            1.25%
Equity
--------------------------------------------------------------------------------------------
EQ/Putnam Investors           0.60%            0.25%           0.10%            0.95%
Growth
--------------------------------------------------------------------------------------------
EQ/Small Company Index        0.17%            0.25%           0.43%            0.85%



       PORTFOLIO NAME                   OTHER PORTFOLIO INFORMATION
--------------------------------------------------------------------------------------------
                                      OBJECTIVE             INVESTMENT ADVISER(5)
--------------------------------------------------------------------------------------------
EQ ADVISORS TRUST PORTFOLIOS:
--------------------------------------------------------------------------------------------

EQ/Capital Guardian       Long-term growth of capital    Capital Guardian Trust
International             by investing primarily in      Company
                          non-United States equity
                          securities
--------------------------------------------------------------------------------------------
EQ/International Equity   To replicate as closely as     Deutsche Asset
Index                     possible (before the           Management, Inc.
                          deduction of Portfolio
                          expenses) the total return of
                          the MSCI EAFE Index
--------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core       High total return consistent   J.P. Morgan Investment
Bond                      with moderate risk of          Management, Inc.
                          capital and maintenance of
                          liquidity
--------------------------------------------------------------------------------------------
EQ/Lazard Small Cap       Capital appreciation           Lazard Asset Management
Value
--------------------------------------------------------------------------------------------
EQ/Putnam International   Capital appreciation           Putnam Investment
Equity                                                   Management, LLC
--------------------------------------------------------------------------------------------
EQ/Putnam Investors       Long-term growth of capital    Putnam Investment
Growth                    and any increased income       Management, LLC
                          that results from this
                          growth
--------------------------------------------------------------------------------------------
EQ/Small Company Index    To replicate as closely as     Deutsche Asset
                          possible (before the           Management, Inc.
                          deduction of Portfolio
                          expenses) the total return of
                          the Russell 2000 Index
--------------------------------------------------------------------------------------------

                                             FEE TABLE INFORMATION:
                                       ANNUAL EXPENSES (AS A PERCENTAGE OF
      PORTFOLIO NAME               AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
--------------------------------------------------------------------------------------------
                            MANAGEMENT                        OTHER
                            FEE (AFTER                        EXPENSES       NET TOTAL
                             EXPENSE                      (AFTER EXPENSE      ANNUAL
                          LIMITATION)(1)    12B-1 FEE(2)   LIMITATION)(3)   EXPENSES(4)
--------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------
AXA Premier VIP Core        0.32%            0.25%           0.38%            0.95%
Bond
--------------------------------------------------------------------------------------------
AXA Premier VIP Health      1.20%            0.25%           0.40%            1.85%
Care
--------------------------------------------------------------------------------------------
AXA Premier VIP             1.03%            0.25%           0.52%            1.80%
International Equity
--------------------------------------------------------------------------------------------
AXA Premier VIP Large       0.70%            0.25%           0.40%            1.35%
Cap Core Equity
--------------------------------------------------------------------------------------------
AXA Premier VIP Large       0.70%            0.25%           0.40%            1.35%
Cap Growth
--------------------------------------------------------------------------------------------
AXA Premier VIP Large       0.70%            0.25%           0.40%            1.35%
Cap Value
--------------------------------------------------------------------------------------------
AXA Premier VIP             0.95%            0.25%           0.40%            1.60%
Small/Mid Cap Growth
--------------------------------------------------------------------------------------------
AXA Premier VIP             0.95%            0.25%           0.40%            1.60%
Small/Mid Cap Value
--------------------------------------------------------------------------------------------



      PORTFOLIO NAME                    OTHER PORTFOLIO INFORMATION
--------------------------------------------------------------------------------------------
                                     OBJECTIVE              INVESTMENT ADVISER(5)
--------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------
AXA Premier VIP Core     To seek a balance of a high    BlackRock Advisors, Inc.
Bond                     current income and capital     Pacific Investment
                         appreciation, consistent       Management Company, LLC
                         with a prudent level of risk   (PIMCO)
--------------------------------------------------------------------------------------------
AXA Premier VIP Health   Long-term growth of capital    A I M Capital Management,
Care                                                    Inc.
                                                        Dresdner RCM Global
                                                        Investors, LLC
                                                        Wellington Management
                                                        Company, LLP
--------------------------------------------------------------------------------------------
AXA Premier VIP          Long-term growth of capital    Alliance Capital
International Equity                                    Management, L.P., through
                                                        its Bernstein Investment
                                                        Research and Management
                                                        Unit
                                                        Bank of Ireland Asset
                                                        Management (U.S.) Limited
                                                        OppenheimerFunds, Inc.
--------------------------------------------------------------------------------------------
AXA Premier VIP Large    Long-term growth of capital    Alliance Capital
Cap Core Equity                                         Management, L.P., through
                                                        its Bernstein Investment
                                                        Research and Management
                                                        Unit
                                                        Janus Capital Corporation
                                                        Thornburg Investment
                                                        Management, Inc.
--------------------------------------------------------------------------------------------
AXA Premier VIP Large    Long-term growth of capital    Alliance Capital
Cap Growth                                              Management, L.P.
                                                        Dresdner RCM Global
                                                        Investors, LLC
                                                        TCW Investment
                                                        Management Company
--------------------------------------------------------------------------------------------
AXA Premier VIP Large    Long-term growth of capital    Alliance Capital
Cap Value                                               Management L.P.
                                                        MFS Investment
                                                        Management
                                                        Institutional Capital
                                                        Corporation
--------------------------------------------------------------------------------------------
AXA Premier VIP          Long-term growth of capital    Alliance Capital
Small/Mid Cap Growth                                    Management, L.P.
                                                        MFS Investment
                                                        Management
                                                        RS Investment Management,
                                                        LP
--------------------------------------------------------------------------------------------
AXA Premier VIP          Long-term growth of capital    AXA Rosenberg Investment
Small/Mid Cap Value                                     Management, LLC
                                                        The Boston Company Asset
                                                        Management, LLC
                                                        TCW Investment
                                                        Management Company
--------------------------------------------------------------------------------------------

                                       FEE TABLE INFORMATION:
                                 ANNUAL EXPENSES (AS A PERCENTAGE OF
   PORTFOLIO NAME            AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
--------------------------------------------------------------------------------------------
                     MANAGEMENT                        OTHER
                     FEE (AFTER                       EXPENSES        NET TOTAL
                      EXPENSE                      (AFTER EXPENSE      ANNUAL
                    LIMITATION)(1)    12B-1 FEE(2)   LIMITATION)(3)   EXPENSES(4)
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST: (CONTINUED)
--------------------------------------------------------------------------------------------
AXA Premier VIP       1.20%            0.25%           0.40%            1.85%
Technology
--------------------------------------------------------------------------------------------



   PORTFOLIO NAME               OTHER PORTFOLIO INFORMATION
--------------------------------------------------------------------------------------------
                               OBJECTIVE            INVESTMENT ADVISER(5)
--------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST: (CONTINUED)
--------------------------------------------------------------------------------------------
AXA Premier VIP    Long-term growth of capital   Alliance Capital
Technology                                       Management, L.P.
                                                 Dresdner RCM Global
                                                 Investors, LLC
                                                 Firsthand Capital
                                                 Management, Inc.
--------------------------------------------------------------------------------------------

(1) The investment results you achieve in each of these variable investment options will depend on the investment performance of the corresponding Portfolio of the Trusts that shares the same name as that option. The adviser(s) shown is the adviser(s) who makes the investment decisions for the Portfolio.
(2) The management fee for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (5) for any expense limitation agreement information.
(3) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee can be increased in accordance with the terms of the Rule 12b-1 Plan and the Investment Company Act of 1940.
(4) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital for the Portfolios of AXA Premier VIP Trust was invested on December 31, 2001, "Other Expenses" shown for these Portfolios are estimated. See footnote
    (5) for any expense limitation agreement information.
(5) Equitable Life, the Trusts' manager, has entered into expense limitation agreements with respect to certain Portfolios which are effective from May 1, 2001 (or the date initial seed capital was invested, if later) to April 30, 2002 for portfolios available through EQ Advisors Trust and to April 30, 2003 for portfolios available under AXA Premier VIP Trust. Under these agreements, Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." Each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that, among other things, such Portfolio has reached sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information, see the prospectus for each Trust. The following chart indicates management fees and other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect or the expense limitation arrangement did not result in a fee waiver or reimbursement.



------------------------------------------------------------------------------------------------------------------------------------
                                          MANAGEMENT FEE (BEFORE ANY FEE WAIVERS     OTHER EXPENSES (BEFORE ANY FEE WAIVERS
             PORTFOLIO NAME                   AND/OR EXPENSE REIMBURSEMENTS)            AND/OR EXPENSE REIMBURSEMENTS)
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International                         0.85%                                     0.20%
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index                             0.35%                                     0.50%
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                                  0.45%                                     0.11%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                                 0.75%                                     0.14%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                            0.85%                                     0.22%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth                                0.65%                                     0.10%
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index                                    0.25%                                     0.43%
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                                 0.60%                                     0.38%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care                               1.20%                                     0.40%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity                      1.05%                                     0.52%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity                     0.90%                                     0.40%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth                          0.90%                                     0.40%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value                           0.90%                                     0.40%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth                      1.10%                                     0.40%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Value                           1.10%                                     0.40%
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology                                1.20%                                     0.40%
------------------------------------------------------------------------------------------------------------------------------------

B. Examples with respect to the new variable investment option:

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option. Other than as indicated in the next sentence, the charges used in the examples are the maximum aggregate charges that can apply under any contract to which this

Supplement relates. (1) The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.006 per $1,000. Please note that the charges that would apply under your contract may be lower if: (i) your contract does not have an annual administrative charge;
(ii) the current charges under your contract are lower than the maximum charges used in the examples below; or (iii) your contract either does not have a surrender charge, has a lesser percentage surrender charge, or has a shorter surrender charge period than is used in the examples. The examples assume continuation of Net Total Annual Expenses (after expense limitation) shown for each Portfolio of the Trusts in the table above for the entire one, three, five and ten year periods included in the examples.

These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.



---------------------------------------------------------------------------------------------------
                                        IF YOU SURRENDER YOUR CONTRACT AT THE END OF EACH
                                               PERIOD SHOWN, THE EXPENSES WOULD BE:
---------------------------------------------------------------------------------------------------
                                            1 YEAR      3 YEARS      5 YEARS     10 YEARS
---------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond               $ 101.47     $ 153.24     $ 222.50     $ 342.31
AXA Premier VIP Health Care             $ 110.92     $ 179.36     $ 264.84     $ 426.32
AXA Premier VIP International Equity    $ 110.39     $ 177.92     $ 262.53     $ 421.86
AXA Premier VIP Large Cap Core Equity   $ 105.67     $ 164.91     $ 241.52     $ 380.61
AXA Premier VIP Large Cap Growth        $ 105.67     $ 164.91     $ 241.52     $ 380.61
AXA Premier VIP Large Cap Value         $ 105.67     $ 164.91     $ 241.52     $ 380.61
AXA Premier VIP Small/Mid Cap Growth    $ 108.29     $ 172.15     $ 253.25     $ 403.76
AXA Premier VIP Small/Mid Cap Value     $ 108.29     $ 172.15     $ 253.25     $ 403.76
AXA Premier VIP Technology              $ 110.92     $ 179.36     $ 264.84     $ 426.32
EQ/Capital Guardian International       $ 104.10     $ 160.54     $ 234.43     $ 366.44
EQ/International Equity Index           $ 103.05     $ 157.63     $ 229.67     $ 356.86
EQ/J.P. Morgan Core Bond                $  99.90     $ 148.83     $ 215.28     $ 327.54
EQ/Lazard Small Cap Value               $ 103.05     $ 157.63     $ 229.67     $ 356.86
EQ/Putnam International Equity          $ 104.62     $ 162.00     $ 236.80     $ 371.19
EQ/Putnam Investors Growth              $ 101.47     $ 153.24     $ 222.50     $ 342.31
EQ/Small Company Index                  $ 100.42     $ 150.30     $ 217.69     $ 332.49
---------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------
                                        IF YOU DO NOT SURRENDER YOUR CONTRACT AT THE END OF
                                           EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
---------------------------------------------------------------------------------------------------
                                           1 YEAR     3 YEARS     5 YEARS      10 YEARS
---------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond               $ 31.47     $  96.18   $ 163.31     $ 342.31
AXA Premier VIP Health Care             $ 40.92     $ 123.87   $ 208.34     $ 426.32
AXA Premier VIP International Equity    $ 40.39     $ 122.35   $ 205.89     $ 421.86
AXA Premier VIP Large Cap Core Equity   $ 35.67     $ 108.55   $ 183.54     $ 380.61
AXA Premier VIP Large Cap Growth        $ 35.67     $ 108.55   $ 183.54     $ 380.61
AXA Premier VIP Large Cap Value         $ 35.67     $ 108.55   $ 183.54     $ 380.61
AXA Premier VIP Small/Mid Cap Growth    $ 38.29     $ 116.23   $ 196.01     $ 403.76
AXA Premier VIP Small/Mid Cap Value     $ 38.29     $ 116.23   $ 196.01     $ 403.76
AXA Premier VIP Technology              $ 40.92     $ 123.87   $ 208.34     $ 426.32
EQ/Capital Guardian International       $ 34.10     $ 103.93   $ 175.99     $ 366.44
EQ/International Equity Index           $ 33.05     $ 100.83   $ 170.94     $ 356.86
EQ/J.P. Morgan Core Bond                $ 29.90     $  91.51   $ 155.63     $ 327.54
EQ/Lazard Small Cap Value               $ 33.05     $ 100.83   $ 170.94     $ 356.86
EQ/Putnam International Equity          $ 34.62     $ 105.47   $ 178.52     $ 371.19
EQ/Putnam Investors Growth              $ 31.47     $  96.18   $ 163.31     $ 342.31
EQ/Small Company Index                  $ 30.42     $  93.07   $ 158.19     $ 332.49
---------------------------------------------------------------------------------------------------

(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000 or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money."


2. NEW TRUST

The nine new AXA Premier VIP Portfolios are part of the AXA Premier VIP Trust. Accordingly, the following changes are made to each prospectus:

A. A new section is added to each prospectus following "About EQ Advisors Trust" as follows:

"About AXA Premier VIP Trust

AXA Premier VIP Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. The Trust issues different shares relating to each Portfolio. Equitable Life serves as the investment manager of the Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trust and is responsible for retaining or discontinuing the services of those advisers. AXA Premier VIP Trust commenced operations on December 31, 2001. The Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on the Trust's shares are reinvested in full. The Board of Trustees of the Trust may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about the Trust, its Portfolio investment objectives, policy restrictions, risks, expenses, the Rule 12b-1 Plan relating to its Class IB/B shares, and other aspects of its operations appears in its prospectus attached at the end of this Supplement, or in its SAI which is available upon request."

B. The discussion in the section "About your voting rights" in each prospectus is amended to apply to AXA Premier VIP Trust in addition to EQ Advisors Trust.


3. NEW OPTIONS ADDED IN THE INVESTMENT OPTIONS CHART

The new options, except for AXA Premier VIP Core Bond and EQ/J.P. Morgan Core Bond, are hereby added to the "Domestic stock" category of "A" in the Investment Options chart under "Contract features and benefits" in all of the prospectuses. AXA Premier VIP Core Bond and EQ/J.P. Morgan Core Bond are hereby added to the "Fixed Income" category "B" in the Investment Options chart under "Contract features and benefits" in all of the prospectuses. This section does not apply to EQUI-VEST Express, because it does not have the chart.

4. TAX CHANGES

The information below under "Source of Contributions" and "Limitations on Contributions" is added to the charts appearing under "Contract Features and Benefits" in the prospectuses for contract types indicated below. We will apply these contribution limits regardless of any lower limit in your contract.


-----------------------------------------------------------------------------------------------------
CONTRACT TYPE:    SOURCE OF CONTRIBUTIONS
-----------------------------------------------------------------------------------------------------
TRADITIONAL IRA   o Rollovers of after-tax funds
QP IRA              from traditional IRAs, 403(b)
                    plans and qualified plans.
                    (Consult your tax advisor
                    regarding recordkeeping
                    requirements for rollovers of
                    after-tax contributions from
                    403(b) plans and qualified
                    plans.)
                  o Eligible rollover distributions
                    from governmental EDC
                    plans.
                  o For the calendar year 2002,
                    additional "catch-up"
                    contributions.
-----------------------------------------------------------------------------------------------------
ROTH IRA          o For the calendar year 2002,
                    additional "catch-up"
                    contributions.
-----------------------------------------------------------------------------------------------------
SEP
-----------------------------------------------------------------------------------------------------
SARSEP            o For the calendar year 2002,
                    additional "catch-up"
                    contributions.
-----------------------------------------------------------------------------------------------------
SIMPLE IRA        o For the calendar year 2002,
                    additional "catch-up"
                    contributions.
-----------------------------------------------------------------------------------------------------
EDC               o Additional "catch-up"
                    contributions.
                  o For governmental EDC plans
                    only (providing both your
                    previous and current
                    employers so permit),
                    eligible rollover distributions
                    from other governmental
                    EDC plans, 403(b) plans,
                    qualified plans and
                    traditional IRAs.
-----------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------
CONTRACT TYPE:    LIMITATIONS ON CONTRIBUTIONS
-----------------------------------------------------------------------------------------------------
TRADITIONAL IRA   o Additional catch-up contributions totalling up to $500 can be made where
QP IRA              the owner is at least age 50 but under age 70 1/2 at any time during 2002, for the calendar year 2002. Consult your tax advisor for more information on catch-up contributions.
                  o Beginning with the calendar year 2002, total regular contributions to an
                    IRA are limited to $3,000 per year.
-----------------------------------------------------------------------------------------------------
ROTH IRA          o Additional catch-up contributions totalling up to $500 can be made where the owner is at least age 50 at any time during 2002, for the calendar year
                    2002. Consult your tax advisor for more information on catch-up contributions.
                  o Beginning with the calendar year 2002, total regular contributions to a
                    Roth IRA are limited to $3,000 per year.
-----------------------------------------------------------------------------------------------------
SEP               o Annual employer contributions up to the lesser of $30,000 or 100% of compensation.
-----------------------------------------------------------------------------------------------------
SARSEP            o Annual employer contributions up to the lesser of $30,000 or 100% of compensation.
                  o Maximum salary reduction contribution is $11,000 for 2002.
                  o If your employer's plan permits, additional salary reduction catch-up contributions totalling up to $1,000 can be made where the owner is at least age 50 but under age 70 1/2 at any time during 2002. Consult your tax advisor for more information on catch-up contributions
-----------------------------------------------------------------------------------------------------
SIMPLE IRA        o Salary reduction contributions of up to $7,000 for 2002.
                  o If your employer's plan permits, additional salary reduction catch-up contributions totalling up to $1,000 can be made where the owner is at least age 50 but under age 70 1/2 at any time during 2002. Consult your tax advisor for more information on catch-up contributions.
-----------------------------------------------------------------------------------------------------
EDC               o Maximum contribution is $11,000 or 100% of includible compensation for
                    2002.
                  o If your employer's plan permits, catch-up contributions for 3 years of service preceding plan retirement age up to a maximum of $22,000 for the calendar year 2002. In addition, for governmental EDC plans (providing your employer's plan permits), you may instead make additional salary reduction catch-up contributions totalling up to $1,000 where the annuitant is at least age 50 at any time during 2002. Consult your tax advisor for more information on catch-up contributions.
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
TSA AND UNIVERSITY TSA   o Additional "catch-up"
                           contributions.
                         o Rollovers of after-tax funds
                           from other 403(b) plans.
                         o Eligible rollover distributions
                           of both pre-tax and after-tax
                           funds from qualified plans
                           and of pre-tax funds from
                           governmental EDC plans
                           (may be subject to approval
                           by the plan).
-----------------------------------------------------------------------------------------------------
UNINCORPORATED AND       o Additional "catch-up"
CORPORATE TRUSTEED         contributions.
                         o Rollovers of after-tax funds
                           from other qualified plans.
                         o Eligible rollover distributions
                           of both pre-tax and after-tax
                           funds from 403(b) plans and
                           of pre-tax funds from
                           governmental EDC plans.
                           (may be subject to approval
                           by the plan).
-----------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------
TSA AND UNIVERSITY TSA   o If your employer's plan permits, additional salary reduction catch-up contributions totalling up to $1,000 can be made where the annuitant is at least age 50 at any time during 2002. Consult your tax advisor for more information on catch-up contributions.
                         o Maximum amount of employer and employee contributions generally lesser of $40,000 or 100% of compensation; with maximum employee salary reduction contribution of $11,000 for 2002.
-----------------------------------------------------------------------------------------------------
UNINCORPORATED AND       o If your employer's plan permits, additional salary reduction catch-up
CORPORATE TRUSTEED         contributions totalling up to $1,000 can be made where the annuitant is at least age 50 at any time during 2002. Consult your tax advisor for more information on catch-up contributions.
                         o Maximum amount of employer and employee contributions is generally the lesser of $40,000 or 100% of compensation; with maximum salary reduction contribution of $11,000 for 2002.
-----------------------------------------------------------------------------------------------------

6